UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 24, 2025

KINGSWAY FINANCIAL SERVICES INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15204 (Commission File Number)	85-1792291 (IRS Employer Identification No.)

10 S. Riverside Plaza, Suite 1520, Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 766-2138

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	KFS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 24, 2025, Kingsway Financial Services Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain entities listed on Exhibit A thereto (the “Purchasers”). Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 1,336,264 shares of its Common Stock, par value $0.01 per share (the “Shares”) for aggregate gross proceeds of approximately $15.7 million (the “Offering”).

The purchase price for each Share was $11.75 per share.

The Offering closed on June 24, 2025 (the “Closing Date”). The Purchasers included: (i) entities affiliated with Greenhaven Road Investment Management, LP, (ii) an affiliate of Blue Riband Group Limited, (iii) an affiliate of Align Ventures, (iv) entities affiliated with HighSide Capital Management, LP and (v) an affiliate of Baleen Capital Fund LP.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and the Purchasers, indemnification obligations of the Company and the Purchasers, and other obligations of the parties. Additionally, pursuant to the Purchase Agreement, the Company has agreed to prepare and file a resale registration statement to register the resale of the Shares with the SEC no later than the 90th calendar day following the Closing Date (the “Filing Deadline”), and to use its commercially reasonable efforts to cause such resale registration statement to become effective by the 60th calendar day following the Filing Deadline (or, in the event of a “full review” by the SEC, the 90th calendar day following the Filing Deadline). The Company has also granted the Purchasers certain piggyback registration rights and agreed, among other things, to indemnify such parties under any registration statement filed that includes the Shares from certain losses, claims, damages and liabilities.

The Offering was exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration for transactions not involving a public offering based, in part, on the Purchasers’ representations in the Purchase Agreement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities. The Shares have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing description of the transaction is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information called for by this Item 3.02 is contained in Item 1.01, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 24, 2025, the Company issued a press release announcing the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished as a part of this report:

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated June 24, 2025, by and among the Company and the purchasers named therein.

99.1	Press Release issued June 24, 2025 by Kingsway Financial Services Inc.

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSWAY FINANCIAL SERVICES INC.

Date: June 25, 2025	By:	/s/ Kent A. Hansen
Name: Kent A. Hansen Title: Chief Financial Officer

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